As filed with the Securities and Exchange Commission on March 5, 2024

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAPLEBEAR INC.
(Exact name of registrant as specified in its charter)

Delaware	46-0723335
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
50 Beale Street, Suite 600
San Francisco, California 94105
(888) 246-7822
(Address of principal executive offices, including zip code)
Maplebear Inc. 2023 Equity Incentive Plan
Maplebear Inc. 2023 Employee Stock Purchase Plan
(Full titles of the plans)
Fidji Simo
Chief Executive Officer
Maplebear Inc.
50 Beale Street, Suite 600
San Francisco, California 94105
(888) 246-7822
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jon Avina Rachel Proffitt Jonie Kondracki Milson Yu Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Morgan Fong Bradley Libuit Kelsey Wilcox Nathan Cao Maplebear Inc. 50 Beale Street, Suite 600 San Francisco, California 94105 (888) 246-7822
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Maplebear Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 13,952,323 additional shares of its common stock under the Registrant’s 2023 Equity Incentive Plan (the “2023 Plan”), pursuant to the provisions of the 2023 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2023 Plan on January 1, 2024, and (ii) 2,790,465 additional shares of its common stock under the Registrant’s 2023 Employee Stock Purchase Plan (the “2023 ESPP”), pursuant to the provisions of the 2023 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2023 ESPP on January 1, 2024. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
The Registrant previously registered shares of its common stock for issuance under the 2023 Plan, the 2023 ESPP, the Registrant’s 2013 Equity Incentive Plan, and the Registrant’s 2018 Equity Incentive Plan on a Registration Statement on Form S-8 filed with the Commission on September 19, 2023 (File No. 333-274568) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K (the “2023 10-K”) for the fiscal year ended December 31, 2023, filed with the Commission on March 5, 2024.
(b)	The Registrant’s Current Report on Form 8-K (with respect to Items 2.05, 5.02 and 8.01 only) filed with the Commission on February 13, 2024 (File No. 001-41805).
(c)
The description of the Registrant’s common stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on September 14, 2023 (File No. 001-41805) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 of the 2023 10-K.

(d)	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description	Incorporated by Reference
		Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Maplebear Inc.	8-K	001-41805	3.1	9/22/2023
4.2	Certificate of Designation of Series A Convertible Preferred Stock.	8-K	001-41805	3.2	9/22/2023
4.3	Amended and Restated Bylaws of Maplebear Inc.	S-1/A	333-274213	3.4	9/11/2023
4.4	Specimen Common Stock Certificate of the Registrant.	S-1	333-274213	4.1	8/25/2023
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on signature page).
99.1	Maplebear Inc. 2023 Equity Incentive Plan and related form agreements.	S-1/A	333-274213	10.4	9/15/2023
99.2	Maplebear Inc. 2023 Employee Stock Purchase Plan.	S-1/A	333-274213	10.5	9/15/2023
107*	Filing Fee Table.
_________________
*Filed herewith.

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 5, 2024.

MAPLEBEAR INC.

By:	/s/ Fidji Simo
Fidji Simo
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fidji Simo, Nick Giovanni, and Morgan Fong, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fidji Simo	Chief Executive Officer and Chairperson (Principal Executive Officer)	March 5, 2024
Fidji Simo

/s/ Nick Giovanni	Chief Financial Officer (Principal Financial Officer)	March 5, 2024
Nick Giovanni

/s/ Alan Ramsay	Chief Accounting Officer (Principal Accounting Officer)	March 5, 2024
Alan Ramsay

/s/ Ravi Gupta	Director	March 5, 2024
Ravi Gupta

/s/ Jeffrey Jordan	Director	March 5, 2024
Jeffrey Jordan

/s/ Meredith Kopit Levien	Director	March 5, 2024
Meredith Kopit Levien

/s/ Barry McCarthy	Director	March 5, 2024
Barry McCarthy

/s/ Michael Moritz	Director	March 5, 2024
Michael Moritz

/s/ Lily Sarafan	Director	March 5, 2024
Lily Sarafan

/s/ Frank Slootman	Director	March 5, 2024
Frank Slootman

Signature	Title	Date

/s/ Daniel Sundheim	Director	March 5, 2024
Daniel Sundheim